Exhibit 99.1
Ameredev Stateline II, LLC
Consolidated Financial Report
December 31, 2023

C O N T E N T S

Page

Independent Auditor's Report...........................................................................................................................	1

Consolidated Financial Statements

Consolidated Balance Sheet.........................................................................................................................	3

Consolidated Statement of Operations.........................................................................................................	4

Consolidated Statement of Changes in Members’ Equity...........................................................................	5

Consolidated Statement of Cash Flows.......................................................................................................	6

Notes to Consolidated Financial Statements................................................................................................	7

Independent Auditor’s Report

To the Members of
Ameredev Stateline II, LLC

Report on the Audit of the Consolidated Financial Statements

Opinion

We have audited the consolidated financial statements of Ameredev Stateline II, LLC (the Company), which comprise the consolidated balance sheet as of December 31, 2023 and the related consolidated statements of operations, changes in members’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of Ameredev Stateline II, LLC as of December 31, 2023, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company, and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter: New Reporting Entity

As discussed in Note 1 to the consolidated financial statements, the Company was formed and entirely capitalized with contributions of equity interests from entities under common control in 2024. The consolidated financial statements are presented as if the contribution occurred prior to January 1, 2023. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the consolidated financial statements are issued (or when applicable, one year after the date that the consolidated financial statements are available to be issued).

The Members of
Ameredev Stateline II, LLC

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ WEAVER AND TIDWELL, L.L.P.

Austin, Texas
September 13, 2024

Ameredev Stateline II, LLC
Consolidated Balance Sheet
December 31, 2023

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$36,162,497
Accounts receivable - oil and gas sales	10,152,830
Accounts receivable - other	4,257,579
Current portion of derivative assets, net	10,830,195
Prepaid expenses	7,114,776

Total current assets	68,517,877

OIL AND GAS PROPERTIES, successful efforts
Unproved properties	27,879,110
Proved properties	1,658,405,900
Accumulated depreciation, depletion, and amortization	(345,416,290)

Total oil and gas properties, net	1,340,868,720

OTHER ASSETS
Investment in affiliates	21,649,308
Debt issuance costs, net	2,300,351
Other property and equipment, net	26,945
Long-term portion of derivative assets, net	6,491,360

Total other assets	30,467,964

TOTAL ASSETS	$1,439,854,561

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$40,558,834
Revenue and taxes payable	68,335,092
Current portion of derivative liabilities, net	1,724,996
Current portion of asset retirement obligations	390,000

Total current liabilities	111,008,922

NON-CURRENT LIABILITIES
Asset retirement obligations	3,232,280
Long-term debt	380,000,000
Long-term portion of derivative liabilities, net	2,440,645

Total non-current liabilities	385,672,925

Total liabilities	496,681,847

MEMBERS' EQUITY	943,172,714

TOTAL LIABILITIES AND MEMBERS' EQUITY	$1,439,854,561
The Notes to Consolidated Financial Statements
are an integral part of this statement.

Ameredev Stateline II, LLC
Consolidated Statement of Operations
Year Ended December 31, 2023

REVENUES
Oil and gas revenue	$564,385,783

Total revenues	564,385,783

OPERATING EXPENSES
Lease operating expense	107,063,879
Marketing, transportation, and gathering	75,755,591
Production and ad valorem taxes	52,928,498
Exploration expense	1,171,412
Water recycling expenses	473,377
General and administrative expenses	12,662,845
Depreciation, depletion, amortization, and accretion	127,815,667

Total operating expenses	377,871,269

Net income from operations	186,514,514

OTHER INCOME (EXPENSE)
Loss on sale	(128,763)
Loss on investment in affiliates	(3,208,873)
Interest income	557,621
Interest expense	(42,588,786)
Net unrealized gain on oil and gas derivatives	30,691,112
Other	(13,135)

Total other income (expense), net	(14,690,824)

NET INCOME	$171,823,690
The Notes to Consolidated Financial Statements
are an integral part of this statement.

Ameredev Stateline II, LLC
Consolidated Statement of Changes in Members’ Equity
Year Ended December 31, 2023

Members' Equity
BALANCE, January 1, 2023	$771,349,024

Net income	171,823,690

BALANCE, December 31, 2023	$943,172,714
The Notes to Consolidated Financial Statements
are an integral part of this statement.

Ameredev Stateline II, LLC
Consolidated Statement of Cash Flows
Year Ended December 31, 2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$171,823,690
Adjustments to reconcile net income to net cash used in operating activities
Depreciation, depletion, amortization, and accretion	127,815,667
Loss on sale	128,763
Abandonment of leases	1,046,597
Amortization of debt issuance costs	2,314,976
Change in fair value of oil and gas derivatives	(30,691,112)
Change in operating assets and liabilities
Accounts receivable - oil and gas sales	60,924,385
Accounts receivable - related party	(33,798,835)
Accounts receivable - other	(4,258,429)
Prepaid expenses	1,956,637
Accounts payable and accrued liabilities	36,798,997
Revenue and taxes payable	(7,054,717)

Net cash provided by operating activities	327,006,619

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of oil and gas properties	(34,300)
Capital expenditures - drilling and development	(155,890,265)
Proceeds from sale of assets	748,087

Net cash used in investing activities	(155,176,478)

CASH FLOWS FROM FINANCING ACTIVITIES
Net payment of credit agreement	(135,000,000)
Deferred financing costs	(667,644)

Net cash used in financing activities	(135,667,644)

Net change in cash and cash equivalents	36,162,497

CASH AND CASH EQUIVALENTS, beginning of period	—

CASH AND CASH EQUIVALENTS, end of period	$36,162,497

SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES
Change in proved properties for increase in asset retirement obligation liabilities	$313,573

Change in capital expenditures accrued in accounts payable	$43,826,710

OTHER SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$39,642,859
The Notes to Consolidated Financial Statements
are an integral part of this statement.

Ameredev Stateline II, LLC
Notes to Consolidated Financial Statements

Note 1. Organization and Principles of Consolidation

Organization

Ameredev Stateline II, LLC (the Company) is a Delaware limited liability company formed in June 2024 for the purpose of holding assets expected to be included in a sale transaction consisting of substantially all of the assets of Ameredev II Parent, LLC (the Predecessor).

In June 2024, Matador Resources Company announced that, through a wholly-owned subsidiary, it had entered into a definitive agreement to acquire a subsidiary of the Predecessor, including certain oil and gas producing properties and undeveloped acreage.

In preparation for the transaction, the members of the Predecessor created the Company, and contributed, through a series of common control transactions (the Common Control Contribution), all of its equity units of the following wholly-owned subsidiaries:

•Ameredev Holdings II, LLC
•Washington Crossing Field Services, LLC
•Ameredev Royalty GP II, LLC, and
•Constitution Resources II, LP

Consistent with ASC 850, Business Combinations, the Company has accounted for this Common Control Contribution at the contribution date, reporting the results of operations and related disclosures as though the contribution were made at the beginning of the period presented.

Principles of Consolidation

The consolidated financial statements include the accounts of entities the Company controls. All intercompany transactions and balances have been eliminated.

Ameredev Stateline II, LLC
Notes to Consolidated Financial Statements

The equity units of the following entities are wholly-owned, either directly or indirectly, by the Company subsequent to the Common Control Contribution, and have been included in these consolidated financial statements:

•Ameredev Holdings II, LLC (Ameredev Holdings) is a Delaware limited liability company, formed
April 12, 2017, and wholly owned by the Company. Ameredev Holdings is involved in the acquisition, exploration, development and production of oil and natural gas reserves through its subsidiaries.
•Ameredev New Mexico, LLC (Ameredev NM) is a Delaware limited liability company, formed
April 6, 2017, and wholly owned by Ameredev Holdings. Ameredev NM is involved in the acquisition, exploration, development and production of oil and natural gas reserves.
•Ameredev Texas, LLC, (Ameredev TX) is a Delaware limited liability company, formed September 23, 2020, and wholly owned by Ameredev Holdings. Ameredev TX is involved in the acquisition, exploration, development and production of oil and natural gas reserves.
•Washington Crossing Field Services, LLC (WA Crossing) is a Delaware limited liability company, formed February 14, 2018, and wholly owned by the Company. WA Crossing is involved in operation and ownership of midstream assets in conjunction with the Company’s oil and gas property development.
•Trophy Pipeline, LLC is a Delaware limited liability company, formed January 21, 2021 and wholly owned by WA Crossing. Trophy Pipeline is involved in operation and ownership of midstream assets in conjunction with the Company’s oil and gas property development.
•Ameredev Royalty GP II, LLC is a wholly owned Delaware limited liability company formed
February 27, 2017 for the purpose of serving as the General Partner entity for Constitution Resources II, LP.
•Constitution Resources II, LP (CR II) is a Delaware limited partnership, formed February 27, 2017, wholly owned by the Company. CR II is involved in the acquisition of oil and natural gas mineral and royalty interests.

Note 2. Summary of Significant Accounting Policies

Estimates and Uncertainties

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Significant assumptions are required in the valuation of proved oil and gas reserves which may affect the amount at which oil and gas properties are recorded, provisions for depreciation, depletion and amortization, and impairment of oil and gas properties. Estimation of asset retirement obligations is based on estimates regarding the timing and cost of future asset abandonments. It is possible these estimates could be revised in the near-term and these revisions could be material.

Ameredev Stateline II, LLC
Notes to Consolidated Financial Statements

Cash and Cash Equivalents

Cash and cash equivalents include cash in bank accounts with initial maturities of less than three months.

Credit Risk

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

Accounts Receivable – Oil and Gas Sales

Accounts receivable – oil and gas sales include amounts due from oil and gas purchasers. Accounts receivable include accrued revenues due under normal trade terms, generally requiring payment within 30 days of production. No interest was charged in 2023 on past due balances. The Company’s allowance for expected losses is determined based upon reviews of individual accounts, historical losses, existing and future economic conditions and other pertinent factors. Oil and gas sales receivables balances at December 31, 2023 and January 1, 2023 were approximately $10,153,000 and $71,077,000. respectively.

Accounts receivable are stated at amounts due from purchasers or joint interest owners, net of an allowance for expected losses as estimated by the Company when collection is doubtful. For receivables from joint interest owners, the Company typically has the ability to withhold future revenue disbursements to recover any non-payment of joint interest billings. Accounts receivable from purchasers or joint interest owners outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance for each type of receivable by considering a number of factors, including the length of time accounts receivable are past due, the Company’s previous loss history, the debtor’s current ability to pay its obligation to the Company, the condition of the general economy and the industry as a whole. The Company writes off specific accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for expected losses. As of December 31, 2023, the Company had no allowance for expected losses related to accounts receivable.

Commodity Derivative Financial Instruments

The Company utilizes certain derivative financial instruments to reduce the effects of volatility of future oil and natural gas prices. The Company generally utilizes over-the-counter instruments, which are subject to more credit risk than exchange-traded futures contracts. However, management does not believe this is a significant risk as it uses highly rated counterparties, and therefore, generally does not require collateral.

The oil and gas production derivatives were not designated or accounted for as hedges during 2023. The Company accounts for derivative financial instruments using fair value accounting and recognizes gains and losses in earnings during the year in which they occur. Unsettled derivative instruments are recorded in the accompanying consolidated balance sheet as either a current or non-current asset or liability measured at its fair value. The Company only offsets derivative assets and liabilities for arrangements with the same counterparty when the right of offset exists.

Ameredev Stateline II, LLC
Notes to Consolidated Financial Statements

Oil and Gas Properties

The Company uses the successful efforts method of accounting for its oil and gas exploration and production activities. Costs incurred by the Company related to the acquisition of oil and gas properties and the cost of drilling development wells and successful exploratory wells are capitalized, while the costs of unsuccessful exploratory wells are expensed when determined to be unsuccessful. Costs incurred to maintain wells and related equipment, lease and well operating costs and other exploration costs are charged to expense as incurred.

Gains and losses arising from sales of properties are generally included as income. Capitalized acquisition costs attributable to proved oil and gas properties are depleted by field using the unit-of-production method based on proved reserves. Capitalized exploration well costs and development costs, including asset retirement obligations, are amortized similarly by field, based on proved developed reserves. Depreciation, depletion, and amortization expense for oil and gas producing property and related equipment was approximately $127,794,000 for the year ended December 31, 2023.

The Company had capitalized costs related to proved properties and related equipment of approximately $1,658,406,000 as of December 31, 2023. Capitalized costs are evaluated for impairment whenever events or changes in circumstances indicate that an asset's carrying amount may not be recoverable. To determine if a depletable field is impaired, the Company compares the carrying value of the depletable field to the undiscounted future net cash flows by applying management's estimates of future oil and gas prices to the estimated future production of oil and gas reserves over the economic life of the property and deducting future costs. Future net cash flows are based upon reservoir engineers' estimates of proved reserves. For a property determined to be impaired, an impairment loss equal to the difference between the carrying value and the estimated fair value of the impaired property will be recognized. Each part of this calculation is subject to a large degree of judgment, including the determination of the depletable fields’ estimated reserves, future net cash flows and fair value. The Company recognized no impairment of proved property for the year ended December 31, 2023.

Unproved properties are assessed periodically to determine whether they have been impaired. An impairment allowance is provided on an unproved property when the Company determines that the property will not be developed. As of December 31, 2023, the Company had capitalized costs related to unproved properties totaling approximately $27,879,000. For the year ended December 31, 2023, the Company wrote off approximately $1,047,000, for leases which are expected to expire on undeveloped properties, which is recognized in exploration expense on the consolidated statement of operations.

Investment in Affiliates

Investment in equity securities of affiliates are carried at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer and total approximately $21,649,000 at December 31, 2023. The Company reviews its equity securities on a regular basis to determine if the investment is impaired. For purposes of this assessment, the Company considers the investee’s cash position, earnings and revenue outlook, liquidity and management ownership, among other factors, in its review. If management’s assessment indicates that an impairment exists, the Company estimates the fair value of the equity investment and recognizes in current earnings an impairment loss that is equal to the difference between the fair value of the equity investment and its carrying amount.

During 2023, the Company sold all shares of one of the affiliate investments for approximately $5,045,000. The gain on sale of equity securities totaling approximately $2,131,000 was accounted for in other income (expense) on the consolidated statement of operations.

Ameredev Stateline II, LLC
Notes to Consolidated Financial Statements

Other Property and Equipment

Other property and equipment is stated at cost. Repairs and maintenance are charged to expense as incurred, with additions and improvements being capitalized. Upon sale or other retirement of depreciable property, the cost and accumulated depreciation are removed from the related accounts and any gain or loss is reflected in the consolidated statement of operations.

Depreciation is provided based on the straight-line method based on the estimated useful lives of the depreciable assets as follows:

Computers and software	3 - 10 years
Vehicles	5 years
Leasehold improvements	Lease term
Furniture and fixtures	10 years
Machinery and equipment	5-10 years
Debt Issuance Costs

Debt issuance costs consist of costs directly attributable to the acquisition of financing. These costs are capitalized as non-current other asset charges and amortized over the life of the credit instrument obtained. As of December 31, 2023, the Company capitalized approximately $7,560,000 of debt issuance costs. The Company recognized approximately $2,315,000, of amortization related to debt issuance costs for the year ended December 31, 2023, which is included in interest expense on the consolidated statements of operations.

Accounts Payable and Accrued Liabilities

Accounts payable include obligations incurred in the ordinary operation of the business for services performed and products received. Accrued liabilities include revenue collected on behalf of mineral interest owners to be disbursed subsequent to year-end and capital expenditures.

Asset Retirement Obligations

Asset retirement obligations consist of estimated costs of dismantlement, removal, site reclamation and similar activities associated with oil and gas properties. A liability is recorded when the fair value of the asset retirement obligation can be reasonably estimated and recognized in the period a legal obligation is incurred. A liability is incurred when a well is drilled and completed. The liability amounts are based on future retirement cost estimates and incorporate many assumptions, such as expected economic recoveries of oil and gas, time to abandonment, future inflation rates and the adjusted risk-free rate of interest.

The retirement obligation is recorded at its estimated present value at the asset's inception with an offsetting increase to proved properties in the consolidated balance sheet. This addition to proved properties represents a non-cash investing activity for purposes of the consolidated statement of cash flows. After initially recording the liability, it accretes for the passage of time and the related cost of capital, with the increase reflected as accretion expense in the consolidated statement of operations.

Ameredev Stateline II, LLC
Notes to Consolidated Financial Statements

Revenue Recognition

Sales of crude oil, natural gas, and natural gas liquids (NGLs) are recognized in revenue when production is sold to a customer in fulfillment of performance obligations under the terms of agreed contracts. Performance obligations primarily comprise delivery of oil, gas, or NGLs at a delivery point, as negotiated within each contract. Each barrel of oil, million Btu (MMBtu) of natural gas, or other unit of measure is separately identifiable and represents a distinct performance obligation to which the transaction price is allocated. Performance obligations are satisfied at a point in time once control of the product has been transferred to the customer. The Company considers a variety of facts and circumstances in assessing the point of control transfer, including but not limited to: whether the purchaser can direct the use of the hydrocarbons, the transfer of significant risks and rewards, the Company’s right to payment, and transfer of legal title. In each case, the term between delivery and when payments are due is not significant. Severance and production taxes paid for the year ended December 31, 2023 was approximately $52,929,000, and is included in production and ad valorem taxes in the consolidated statement of operations.

For contracts with customers in which performance obligations are met over time, revenue is recognized ratably over the term of the contract as performance obligations are met. There were no such contracts in place during the year ended December 31, 2023.

Concentrations

Substantially all of the Companies accounts receivable is due from participants in the oil and natural gas exploration and production industry and represents oil and natural gas production proceeds receivable. As of December 31, 2023, four customers made up approximately 55% of the Company’s accounts receivable.

Environmental Regulation

Exploration and development and the production and sale of oil and gas are subject to extensive federal, state, provincial, tribal, and local regulations. Management believes it is in substantial compliance with currently applicable laws and regulations and that continued substantial compliance with existing requirements will not have a material adverse effect on our financial position, cash flows or results of operations. However, current regulatory requirements may change, currently unforeseen resource or environmental incidents may occur or past non-compliance with environmental laws or regulations may be discovered. Environmental compliance costs, including ongoing maintenance and monitoring, are expensed as incurred.

Federal and State Regulation of Drilling and Production

Many of the Company’s domestic oil and gas leases are granted by the federal and state government and administered by the Bureau of Land Management (BLM), the New Mexico Commissioner of Public Lands (NMCPL), and other federal and state regulatory agencies. BLM and NMCPL leases contain relatively standardized terms and require compliance with detailed regulations. Many leases contain stipulations limiting activities that may be conducted on the lease. Some stipulations are unique to particular geographic areas and may limit the time during which activities on the lease may be conducted, the manner in which certain activities may be conducted or, in some cases, may ban surface activity. Under certain circumstances, the BLM or NMCPL may require that our operations on federal and state leases be suspended or terminated.

Ameredev Stateline II, LLC
Notes to Consolidated Financial Statements

Income Taxes

The Company is organized as a limited liability company and is considered a pass-through entity for federal income tax purposes. As a result, income or losses are taxable or deductible to the members rather than at the Company level; accordingly, no provision has been made for federal income taxes in the accompanying consolidated financial statements. In certain instances, the Company is subject to state taxes on income arising in or derived from the state tax jurisdictions in which it operates.

State income tax positions are evaluated in a two-step process. The Company first determines whether it is more likely than not that a tax position will be sustained upon examination. If a tax position meets the more likely than not threshold, it is then measured to determine the amount of expense to record in the consolidated financial statements. The tax expense recorded would equal the largest amount of expense related to the outcome that is 50% or greater likely to occur. The Company classifies any potential accrued interest recognized on an underpayment of income taxes as interest expense and classifies any statutory penalties recognized on a tax position taken as operating expense. Management of the Company has not taken a tax position that, if challenged, would be expected to have a material effect on the financial statements as of December 31, 2023.

The Company did not incur any penalties or interest related to its state tax returns for the year ended December 31, 2023.

Recent Accounting Pronouncements

Effective January 1, 2023, the Company Adopted Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) No. 2016-13: Financial Instruments – Credit Losses
(Topic 326): Measurement of Credit Losses on Financial Instruments (ASC 2016-13) and its subsequent amendments (collectively, ASC Topic 326), which requires that financial assets measured at cost be presented at the net amount expected to be collect. ASU 2016-13 is intended to provide more timely decision-useful information about the expected credit losses on financial instruments. The Company elected to use the modified retrospective approach, and the adoption of the standard did not have a material impact.

Subsequent Events

The Company has evaluated subsequent events from December 31, 2023, the date of the consolidated balance sheet, through September 13, 2024, the date these consolidated financial statements were available for issuance. See Note 10.

Ameredev Stateline II, LLC
Notes to Consolidated Financial Statements

Note 3. Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters. Where observable prices or inputs are not available, valuation models are applied. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the instruments or market and the instruments’ complexity.

Current accounting guidance provides a framework for measuring fair value and establishes a fair value hierarchy that prioritizes the inputs used to measure fair value, giving the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels are as follows:

Level 1    Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2    Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (i.e., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3:    Significant inputs are unobservable and reflect the Company's assumptions about the assumptions that market participants would use in pricing an asset or liability, based on the best information available.

The Company attempts to use valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. In measuring the fair value of its assets and liabilities, the Company uses market data or assumptions that it believes market participants would use in pricing an asset or liability, including assumptions about risk when appropriate. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

The fair value of production derivative assets and liabilities are valued using an option pricing model with primarily level 1 inputs, including underlying commodity price, strike price and volatility of similar instruments on observable markets. This is categorized as level 2, using the market approach.

Ameredev Stateline II, LLC
Notes to Consolidated Financial Statements

The following table presents the classification of assets (liabilities) measured at fair value on a recurring basis by level at December 31, 2023:

	Level 1	Level 2	Level 3	Total
Asset - current
Commodity derivative price swap contracts	$—	$4,016,592	$—	$4,016,592

Asset - current
Commodity derivative price collar contracts	—	6,813,603	—	6,813,603

Asset - non-current
Commodity derivative price swap contracts	—	3,155,910	—	3,155,910

Asset - non-current
Commodity derivative price collar contracts	—	3,335,450	—	3,335,450

Total financial asset	—	17,321,555	—	17,321,555

Liability - current
Commodity derivative price swap contracts	—	(301,257)	—	(301,257)

Liability - current
Commodity derivative price collar contracts	—	(1,423,739)	—	(1,423,739)

Liability - non-current
Commodity derivative price collar contracts	—	(1,949,463)	—	(1,949,463)

Liability - non-current
Commodity derivative price swap contracts	—	(491,182)	—	(491,182)

Total financial liability	—	(4,165,641)	—	(4,165,641)

Net financial asset	$—	$13,155,914	$—	$13,155,914

Ameredev Stateline II, LLC
Notes to Consolidated Financial Statements

Note 4. Commodity Derivative Financial Instruments

Commodity derivative instruments may take the form of collars, swaps or other derivatives indexed to WTI, NYMEX or other commodity price indexes.

Such derivative instruments will not exceed anticipated production volumes, are expected to have a reasonable correlation between price movements in the futures market and the spot markets where the Company’s production is sold, and are authorized by the Board of Managers. Derivatives are expected to be realized as related production occurs, but may be terminated earlier if anticipated downward price movement occurs or if the Company believes the potential for such movement has abated. The Company’s crude oil and natural gas derivative positions consist of swaps and collars. Swaps and collars are designed so that the Company receives or makes payments based on a differential between fixed and variable prices for crude oil and natural gas.

The periods covered, notional amounts, fixed price and related commodity pricing index of the Company’s outstanding crude oil and natural gas derivative contracts as of December 31, 2023 are set forth in the table below.

Type	Period	Index	Volume	Average Fixed Price	Average Fair Value

Crude Oil Collars	03/01/2024 - 10/31/2024	NYMEX WTI	423,100 Bbls	$71.54	$1,809,370
Crude Oil Collars	03/01/2024 - 06/30/2024	NYMEX WTI	666,040 Bbls	74.26	3,025,138
Crude Oil Collars	04/01/2025 - 06/30/2025	NYMEX WTI	409,500 Bbls	68.35	(700,380)
Crude Oil Collars	07/01/2024 - 09/30/2024	NYMEX WTI	450,800 Bbls	71.22	(1,246,648)
Crude Oil Collars	07/01/2025 - 09/30/2025	NYMEX WTI	386,400 Bbls	70.00	1,968,245
Crude Oil Collars	10/01/2024 - 12/31/2024	NYMEX WTI	460,000 Bbls	70.19	714,543
Crude Oil Collars	10/01/2025 - 12/31/2025	NYMEX WTI	404,800 Bbls	66.78	1,367,205
Crude Oil Collars	01/01/2025 - 03/31/2025	NYMEX WTI	411,611 Bbls	69.19	(1,249,083)
Crude Oil Differential	03/01/2024 - 10/31/2024	WTI Midland vs. Arugus	423,100 Bbls	0.98	(100,124)
Natural Gas Swaps	03/01/2024 - 12/31/2024	EP Permian	4,532,000 MMBtu	2.83	3,721,224
Natural Gas Collars	03/01/2024 - 03/31/2024	NYMEX HH	384,000 MMBtu	3.38	407,202
Natural Gas Collars	04/01/2024 - 06/30/2024	NYMEX HH	511,610 MMBtu	3.75	680,259
Natural Gas Swaps	01/01/2025 - 12/31/2025	EP Permian	5,292,500 MMBtu	3.46	2,664,728
Natural Gas Differential	03/01/2024 - 03/31/2024	WAHA	384,000 MMBtu	2.57	94,235

Total derivatives					$13,155,914

Ameredev Stateline II, LLC
Notes to Consolidated Financial Statements

Cash settlements and non-cash fair value adjustments for derivative instruments for the year ended December 31, 2023 are presented in the accompanying consolidated statement of operations as follows:

Transactions	Statement of Operations Location	2023

Realized loss on oil and gas derivative contracts	Oil and gas revenue	$(19,010,990)

Unrealized gain on oil and oil and gas derivatives	Net unrealized gain on gas derivative contracts	$30,691,112

At December 31, 2023, the fair value of derivative instruments is recorded on the consolidated balance sheet as follows:

Derivative assets - current	$10,830,195
Derivative liabilities - current	(1,724,996)

Total current assets (liabilities), net	9,105,199

Derivative assets - non-current	6,491,360
Derivative liabilities - non-current	(2,440,645)

Derivative assets (liabilities) - non-current	4,050,715

Total derivative assets (liabilities), net	$13,155,914

Note 5. Credit Facility

The Company entered into a bank credit facility (the Credit Facility) on July 21, 2017. Pursuant to the credit agreement, from time to time the Company may borrow up to the lesser of: the available borrowing base, as determined by the credit agreement, or $525,000,000, which is the maximum borrowing capacity of the facility. The borrowing base is re-determined semi-annually on or about each April 1 and October 1, and may be re-determined from time to time at other dates as agreed upon by the Company and its lenders. As of December 31, 2023, the Company had a maximum borrowing base of $525,000,000. At December 31, 2023, the Company had a borrowing capacity of $145,000,000. The Company withdrew $5,000,000 and repaid $140,000,000 on their credit facility during 2023. Interest of approximately 9%, based on the SOFR, is payable monthly. In addition to interest, the Company must pay a commitment fee of 0.500% on the unused portion of the borrowing base dependent on borrowing base utilization. Outstanding debt as of December 31, 2023 was $380,000,000.

The Company’s revolving line of credit is secured by all property of the Company and its subsidiaries. It contains various nonfinancial and financial covenants, including minimum current ratio and maximum debt to EBITDAX ratio.

Ameredev Stateline II, LLC
Notes to Consolidated Financial Statements

Note 6. Asset Retirement Obligation

A reconciliation of the changes in the estimated asset retirement obligation for year ended
December 31, 2023 is as follows:

Balance, beginning January 1,	$3,778,699
Liability incurred upon acquiring and drilling wells	313,573
Accretion expense	18,515
Revisions of previous estimates	(488,507)
Liabilities released upon divestiture	—

Balance, ending December 31,	3,622,280
Less current portion	390,000

Non-current portion	$3,232,280

As of December 31, 2023, $390,000 of retirement obligations were classified as current based on the estimated lives of the Company’s oil and gas properties.

Note 7. Governance and Members’ Equity

The Company is organized as a single member limited liability company, with management vested exclusively in the sole member. The sole member is entitled to receive all distributions, including liquidating distributions, and enjoy all other rights, benefits, and interests in the Company. The sole member is not obligated to make any further capital contributions to the Company.

Note 8. Related Party Transactions

The Company is affiliated with various entities through ownership in the consolidated entities or associates and through common ownership of affiliate companies. For the year ended December 31, 2023, miscellaneous expenses were paid to related parties for drilling related materials and other revenue related purchaser expenses and credits. Ameredev Operating, LLC (Operating), an entity under common control, served as operator on substantially all of the Company’s operated properties during the year ended December 31, 2023. Other than direct reimbursement of operational expenses of approximately $1,701,000, no fees were paid to Operating.

Note 9. Commitments and Contingencies

The Company is engaged in oil and gas exploration and production and may become subject to certain liabilities as they relate to environmental cleanup of well sites or other environmental restoration procedures as they relate to the drilling of oil and gas wells and the operation thereof. In the Company’s acquisition of existing or previously drilled wellbores, the Company may not be aware of what environmental safeguards were taken at the time such wells were drilled or during such time the wells were operated. Should it be determined that a liability exists with respect to any environmental clean-up or restoration, the liability to cure such a violation could fall upon the Company.

The Company is subject to legal proceedings and claims that arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position of the Company and an estimate of such liability cannot be reasonably made.

Ameredev Stateline II, LLC
Notes to Consolidated Financial Statements

Note 10. Subsequent Events

Subsequent to December 31, 2024, the borrowing base of the Company’s Credit Facility decreased from $525,000,000 to $465,000,000 during the semi-annual redetermination process. Additionally, $50,000,000 in payments were made on the Credit Facility, reducing the outstanding balance to $330,000,000.

As stated in Note 1, members of the Company entered into a definitive agreement to sell 100% of the units of the Company to Matador. The sale is subject to customary closing conditions and is expected to close late in the third quarter of 2024 with an effective date of June 1, 2024.

In August 2024, the Company was notified by managers of its equity method investment that they had reached an agreement to sell the equity position, including the Company’s approximately 19% interest, which is recorded on the consolidated balance sheet at December 31, 2023 for approximately $23,265,000.

Note 11. Supplemental Oil and Natural Gas Disclosures (Unaudited)

Proved reserves were estimated in accordance with guidelines established by the SEC, which require that reserve estimates be prepared under existing economic and operating conditions based upon the 12-month unweighted average of the first day of the month spot prices prior to the end of the reporting period. These prices as of December 31, 2023 and 2022 were $78.22 and $93.67 per barrel for oil and $2.637 and $6.358 per MMBtu for gas, respectively. The estimated realized prices used in computing the Company’s reserves as of December 31, 2023 were as follows: (i) $79.47 per barrel of crude oil,
(ii) $17.33 per barrel of NGL, and (iii) $0.83 per Mcf of natural gas. The estimated realized prices used in computing the Company’s reserves as of December 31, 2022 were as follows: (i) $95.00 per barrel of crude oil, (ii) $27.16 per barrel of NGL, and (iii) $3.616 per Mcf of natural gas. All prices are net of adjustments for regional basis differentials, treating costs, transportation, gas shrinkage, gas heating value (BTU content) and/or crude quality and gravity adjustments.

The proved reserve estimates as of December 31, 2023 and 2022 were prepared by Cawley, Gillespie
& Associates, Inc. (CG&A), independent reserve engineers, and reflect the Company’s current development plans. All estimates of proved reserves are determined according to the rules prescribed by the SEC in existence at the time estimates were made. These rules require that the standard of “reasonable certainty” be applied to proved reserve estimates, which is defined as having a high degree of confidence that the quantities will be recovered. A high degree of confidence exists if the quantity is much more likely to be achieved than not, and, as more technical and economic data becomes available, a positive or upward revision or no revision is much more likely than a negative or downward revision. Estimates are subject to revision based upon a number of factors, including many factors beyond the Company’s control, such as reservoir performance, prices, economic conditions, and government restrictions. In addition, results of drilling, testing, and production subsequent to the date of an estimate may justify revision of that estimate.

Reserve estimates are often different from the quantities of crude oil and natural gas that are ultimately recovered. Estimating quantities of proved crude oil and natural gas reserves is a complex process that involves significant interpretations and assumptions and cannot be measured in an exact manner. It requires interpretations and judgment of available technical data, including the evaluation of available geological, geophysical and engineering data. The accuracy of any reserve estimate is highly dependent on the quality of available data, the accuracy of the assumptions on which they are based upon, economic factors, such as crude oil and natural gas prices, production costs, severance and excise taxes, capital expenditures, workover and remedial costs, and the assumed effects of governmental regulation. In addition, due to the lack of substantial, if any, production data, there are greater uncertainties in estimating PUD reserves, proved developed non-producing reserves and proved developed reserves that are early in their production life. As a result, the Company’s reserve estimates are inherently imprecise.

The meaningfulness of reserve estimates is highly dependent on the accuracy of the assumptions on which they were based. In general, the volume of production from crude oil and natural gas properties the Company owns declines as reserves are

Ameredev Stateline II, LLC
Notes to Consolidated Financial Statements

depleted. Except to the extent the Company conducts successful exploration and development activities or acquires additional properties containing proved reserves, or both, the Company’s proved reserves will decline as reserves are produced.

The following table sets forth the Company’s changes in estimated quantities of proved developed and proved undeveloped oil, gas, and NGL reserves for the year ended December 31, 2023:

	Oil (Bbl)	Gas (Mcf)	NGLs (Bbl)	Total (Boe)

Proved reserves - January 1	112,449,136	350,957,760	44,258,672	215,200,768
Revisions	(26,540,751)	(11,223,516)	5,294,532	(23,116,805)
Extensions	7,781,117	23,864,227	3,563,724	15,322,213
Divestiture of reserves	—	—	—	—
Acquisition of reserves	—	—	—	—
Production	(6,259,654)	(20,027,976)	(1,810,400)	(11,408,051)

Proved reserves - December 31	87,429,848	343,570,495	51,306,528	195,998,125

Proved developed reserves
January 1	43,334,755	98,509,475	11,642,030	71,395,030
December 31	45,312,719	111,589,993	16,664,106	80,575,157

Proved undeveloped reserves
January 1	69,114,381	252,448,285	32,616,642	143,805,738
December 31	42,117,129	231,980,502	34,642,422	115,422,968

The following table reflects the Company’s standardized measure of discounted future net cash flows relating to its proved oil, gas, and NGL reserves (in thousands) at December 31, 2023:

Future cash inflows	$7,714,419
Future production costs	(2,136,346)
Future development costs	(911,083)
Future income tax expense	(4,398)

Future net cash flows	4,662,592
10% annual discount for estimated timing of cash flows	(2,618,793)

Standardized measure of discounted future net cash flows	$2,043,799

Ameredev Stateline II, LLC
Notes to Consolidated Financial Statements

The following table reflects the principal changes in the standardized measure of discounted future net cash flows attributable to the Company’s proved oil, gas, and NGL reserves (in thousands) for the year ended December 31, 2023:

Standardized measure of discounted future net cash flows, January 1	$3,708,213
Net change in prices and production costs	(1,311,475)
Net chang in future development costs	(27,505)
Sales of oil, gas, and NGL, net	(333,017)
Extensions	156,259
Acquisition of reserves	—
Divestiture of reserves	—
Revisions of previous quantity estimates	(369,377)
Previously estimated development costs incurred	29,612
Net change in taxes	1,645
Accretion of discount	371,162
Changes in timing and other	(181,718)

Standardized measure of discounted future net cash flows, December 31	$2,043,799